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                                                                    EXHIBIT 10.5

                            VASTAR RESOURCES, INC.
                              FIRST AMENDMENT TO
                            EXECUTIVE MEDICAL PLAN

          Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Executive Medical Plan (the "Plan") is hereby amended as follows:

          1. Paragraph 1(c) is amended, effective as of the Effective Time (as defined in Annex A to the Plan as amended hereby), to read as follows:

              "(c) "Benefit Trigger Window" means the 24-month period commencing on the date immediately following the Effective Time and means the 24-month period commencing on the date that a Subsequent Change of Control occurs."

          2.  Paragraph 1 is amended to delete the last sentence of subparagraph
(o).

          3. Paragraph 1 is amended to renumber subparagraph (g) as (h), to renumber subparagraph (h) as (j), to renumber subparagraphs (i) through (l) as
(l) through (o), and to renumber subparagraphs (m) through (o) as (q) through
(s), and to add new subparagraphs (g), (i), (k) and (p) to read as follows:

              "(g) "Effective Time" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              (i) "Merger" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              (k) "Parent Company" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

              (p) "Subsequent Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto."

          When amending sections or subsections currently set forth in the Plan, the section or subsection references below refer to the sections and subsections as they existed prior to the renumbering as provided for above. Moreover, all current references in the Plan to other sections and subsections of the Plan shall be deemed to refer to the applicable section or subsection as renumbered herein.

          4.  Paragraph 2 is amended to add "; or" at the end of subparagraph
(b)(i)(B)(II) and to add a new subparagraph (b)(i)(B)(III) which shall read as follows:

              "(III) with respect to Tier 1 and 2 Employees of the Company, a demotion to a lesser job."
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          5.  Paragraph 2 is amended to eliminate subparagraph (b)(ii).

          6. Paragraph 2 is amended to eliminate the parenthetical "(excluding an ARCO Acquisition)" from subparagraph (d).

          7. The reference in Paragraph 3(b) to "Section 1(o)" is deleted and replaced with "Paragraph 1(s)."

          8. Paragraph 3 is amended to delete the second sentence of subparagraph (c).

          9.  Paragraph 3 is amended to eliminate subparagraph (d).

          10. Paragraph 4 is amended in its entirety and shall now read as follows:

              "4. AUTHORIZED OFFICER

                  Both the Chief Financial Officer and the Vice President, Human Resources of the Company whose duties with respect to this Plan are provided herein, will be those persons who have been employed in such positions by the Company since April 1, 1999. Any action required to be taken under this Plan by the Chief Financial Officer and the Vice President, Human Resources of the Company may be taken by either individual if the other position is vacant. If the positions of Chief Financial Officer and Vice President, Human Resources of the Company are both vacant, actions required to be taken under the Plan by such officers may only be taken by one of the officers of the Company set forth below (in the order stated) who was in such position on April 1, 1999:

                            (a)  Controller
                            (b)  General Counsel
                            (c)  Senior Vice President of Production
                            (d)  Senior Vice President of Exploration
                            (e)  Vice President of Business Development.

If none of such persons is in such position, the Special Plan Administrator shall take actions required to be taken under the Plan."

          11. Annex A is amended, with respect to the definition of "Change of Control" and the definition of "Outside Director", to replace the terms "Atlantic Richfield Company" and "ARCO" with the term "Parent Company". This amendment shall be construed consistently with the intent that the Merger, if it occurs, is a Change of Control.

          12. Annex A, with respect to the definition of "Change of Control," is amended, effective as of the Effective Time, to add "; or" at the end of Paragraph (6) and to add new Paragraph (7) which shall read as follows:

              "(7) A Subsequent Change of Control."
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     13.  Annex A is amended to add the following definitions:

          ""Effective Time" means, with respect to the Merger, such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the Delaware General Corporation Law.

          "Merger" shall mean the merger between Atlantic Richfield Company Prairie Holdings, Inc., a subsidiary of BP Amoco p.l.c.

          "Parent Company" shall mean, until the Effective Time of the Merger, Atlantic Richfield Company and, after the Effective Time of the Merger, BP Amoco p.l.c. or any of its subsidiaries or affiliates and any of their respective successors.

          "Subsequent Change of Control" shall mean each Change of Control which occurs after the consummation of a transaction constituting a Change of Control."

     14. The Plan is amended to replace (except in Paragraph 4(b) of the Plan as amended above) the term "General Counsel" with the term "Vice President, Human Resources."

     15.  The Plan is amended to add Paragraph 5 which shall read as follows:

     "5.  Retiree Medical Coverage.

     A Retiree (as hereafter defined) may continue participation in this Plan provided the Retiree waives the continuation coverage to which he or she may be entitled to under COBRA. The term "Retiree" shall mean any Participant who was participating in the Plan and who while a participating in the Plan:

     (a) Terminated employment and, at such time, was entitled to an immediate retirement allowance from a qualified retirement plan of the Company (excluding any enhanced retirement allowance payable immediately upon termination of employment in connection with a Change of Control of the Company, such as is contained in Section 30 of the Vastar Resources, Inc. Retirement Plan); or

     (b) Terminated employment after attainment of age 53 years plus six months and ten or more years of Membership Service, as defined in the Vastar Resources, Inc. Retirement Plan and is eligible for an allowance under the Vastar Resources, Inc. Special Termination Allowance Plan. A Participant described in this subparagraph (b) shall become a Retiree upon the date the Participant becomes
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     eligible to receive an immediate monthly retirement allowance from a qualified retirement plan of the Company (excluding any enhanced retirement allowance payable immediately upon termination of employment in connection with a Change of Control of the Company, such as is contained in Section 30 of the Vastar Resources, Inc. Retirement Plan); or

     (c) Terminated employment in accordance with the terms and conditions of a written agreement between the Company and the Employee, which grants the Employee Retiree status. The applicable provisions of such written agreement are incorporated by reference as a provision of this Plan;

     (d) (i) Has a termination of employment as described in Paragraph 2(b)(i) of the Plan during a Benefit Trigger Window and the Participant (A) does not elect immediate receipt of the enhanced component under Paragraph 30.5 of the Vastar Resources, Inc. Retirement Plan, (B) as of the date of the Participant's termination of employment, has attained the age of 48 years plus six months or more and (C) as of the date of the Participant's termination of employment, has five or more years of Membership Service, as defined under the Vastar Resources, Inc. Retirement Plan and is eligible for an allowance under the Vastar Resources, Inc. Special Termination Allowance Plan. A Participant described in this subparagraph (d)(i) shall become a Retiree on the earliest of the 19th month after such Participant's termination of employment or the date the Participant becomes eligible to receive an immediate monthly retirement allowance under the Vastar Resources, Inc. Retirement Plan (other than the allowance described in Paragraph 30.5 of such plan).

     (ii) Has a termination of employment as described in Paragraph 2(b)(i) of the Plan during a Benefit Trigger Window and the Participant, at such time,
     (A) has attained the age of 48 years plus six months or more and (B) has ten or more years of Membership Service, as defined in the Vastar Resources, Inc. Retirement Plan; provided that the Participant is eligible for an allowance under the Vastar Resources, Inc. Special Termination Allowance Plan. A Participant described in this subparagraph (d)(ii) shall become a Retiree on the earliest of the 19th month after such Participant's termination of employment or the date the Participant becomes eligible to receive an immediate monthly retirement allowance under the Vastar Resources, Inc. Retirement Plan (other than the allowance described in Paragraph 30.5 of such plan)."

     16. All amendments shall be effective as of July 21, 1999 unless otherwise noted.
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     Executed as of the 12th day of August, 1999.


     ATTEST:                                 VASTAR RESOURCES, INC.


     By: /s/ Jonathan D. Edelfelt            By: /s/ Jeffrey M. Bender
        -------------------------------         --------------------------------
          Jonathan D. Edelfelt                   Jeffrey M. Bender
          Associate Secretary                    Vice President, Human Resources



APPROVED as to form this 12th day
of August, 1999

WACHOVIA BANK, N.A.,


By: /s/ Peter D. Quinn
   --------------------------
Name: Peter D. Quinn
     ------------------------
Title: Senior Vice President
      -----------------------